EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	James G. Clark EVP and CFO (858) 617-6080 jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES ACCEPTANCE TO LIST

ITS SECURITIES ON THE NASDAQ SMALLCAP MARKET

COMPANY ALSO SCHEDULES SECOND QUARTER EARNINGS CONFERENCE CALL

San Diego, CA. – July 24, 2003 – Education Lending Group, Inc., (OTCBB:EDLG) has been informed by the NASDAQ that they have approved the Company’s application to list its securities on the NASDAQ SmallCap Market. The Company’s shares will begin trading on the NASDAQ SmallCap on Friday, July 25, 2003.

Robert deRose, Chairman and CEO, stated, “This is an important milestone for the Company. Listing on the NASDAQ SmallCap will allow investors who have previously been prohibited from buying the Company’s stock due to its bulletin board status the ability to purchase the stock in the open market. Once we meet all of the requirements to move to the NASDAQ National Market, the Company will apply for listing on that exchange.”

“This listing represents an accomplishment for the company’s growth and the hard work of all our employees.”

The Company will release earnings and host a conference call to discuss second quarter results on Monday, August 11, 2003, at 4:30 p.m. Eastern Time.

The conference call can be accessed using the dial-in number of (877) 679-9045, and using the Conference I.D. Number of 215510.

About Education Lending Group, Inc.

Education Lending Group, Inc., markets products, services and solutions to the Federal Guaranteed Student Loan Industry. Education Lending Group, Inc., is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services. For more information, visit us at www.educationlendinggroup.com.

This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2002 Annual Report on Form 10-KSB, filed on March 31, 2003. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB and Form 10-QSB filings.